Exhibit 32.1

CERTIFICATION PURSUANT TO18 U.S.C. SECTION 1350,AS ADOPTED PURSUANT TOSECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Toll Brothers, Inc. (the “Company”) for the twelve months ended October 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Douglas C. Yearley Jr., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Douglas C. Yearley Jr.
	Name:	Douglas C. Yearley Jr.
	Title:	Chief Executive Officer
Date: July 16, 2013